UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2025

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 7, 2025, Cardlytics, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to Schedule #1 of the Master Agreement, as previously amended (the “Master Agreement”), with JPMorgan Chase Bank, National Association. The Fourth Amendment extends the term of the Master Agreement until November 18, 2028, and further amends provisions related to Supplier Billings Share, Incentive Bonus, Quality Credits, and certain other matters. Pursuant to the Fourth Amendment, among other items, the parties agreed to reduce the Supplier Billings Share beginning on January 1, 2026, although the Supplier Billings Share, or the portion of Billings retained by the Company, remains higher than it was prior to the Third Amendment to Schedule #1 of the Master Agreement. Capitalized terms used but not defined in this Form 8-K are defined in the Master Agreement, which was filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2018.
The foregoing is only a summary of the Fourth Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	July 8, 2025	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)